Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(to Prospectus dated September 4, 2025)	Registration No. 333-289979

Citius Oncology, Inc.

5,142,858 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 5,142,858 shares of our common stock, $0.0001 par value per share, at a purchase price of $1.75 per share of common stock to a certain investor pursuant to a securities purchase agreement.

In a concurrent private placement, we are selling to such investors warrants to purchase up to 5,142,858 shares of our common stock, which represents 100% of the number of shares of our common stock being purchased in this offering (the “Warrants”). The Warrants have an exercise price of $1.84 per share, are exercisable six months from the date of issuance, and expire five and one half years after their issuance date. The Warrants and the shares of our common stock issuable upon the exercise of the Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The Warrants being issued in the concurrent private placement are not listed on any securities exchange, and we do not expect to list the Warrants.

Our common stock is traded on Nasdaq under the symbol “CTOR”.

We have engaged Maxim Group LLC as our exclusive placement agent (“Maxim” or the “placement agent”) to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The placement agent has no obligation to purchase any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” in this prospectus supplement for more information.

	Per Share of Common Stock	Total
Combined offering price	$1.75	$9,000,001.50
Placement agent fees(1)	$0.123	$630,000
Proceeds to us (before expenses)	$1.627	$8,370,00.50

(1)	Represents a cash fee equal to 7.0% of the aggregate purchase price. We have also agreed to issue to the underwriter, or its designees, at the closing of this offering, common share purchase warrants (the “Placement Agent’s Warrants”) to purchase the number of common shares equal to 4.0% of the aggregate number of shares of common stock sold in this offering. We have also agreed to reimburse the placement agent for certain expenses in connection with this offering. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for a description of the compensation to be received by the placement agent.

The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus is $34,685,270, based on 12,299,741 shares of outstanding common stock held by non-affiliates as of August 27, 2025, and a per share price of $2.82, the closing sale price of our common stock on July 11, 2025 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a primary public offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in the twelve-month period prior to the date of the sale of any such securities, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million.

Investing in our securities involves a high degree of risks, including the risk of losing your entire investment. See “Risk Factors” beginning on page S-6 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We anticipate that delivery of the shares of common stock offered hereby against payment on or about September 10, 2025.

Maxim Group LLC

The date of this prospectus supplement is September 9, 2025.

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ABOUT THIS PROSPECTUS SUPPLEMENT

On September 2, 2025, we filed a registration statement on Form S-3 (File No. 333-289979) with the United States Securities and Exchange Commission (the “SEC”) using a shelf registration process. The registration statement was declared effective by the SEC on September 4 2025. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in the accompanying prospectus, for total gross proceeds of up to $200,000,000.

This prospectus supplement describes the specific terms of an offering of our securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This means that important information is contained in other documents that are considered to be a part of this prospectus supplement. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information that is incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus as described under the heading “Incorporation of Documents by Reference” in this prospectus supplement before making an investment in our securities. This prospectus supplement and accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. Copies of the documents referred to herein and therein have been filed or will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus supplement and the accompanying prospectus are a part. The Registration Statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find Additional Information.”

Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made using this prospectus supplement and the accompanying prospectus implies that there has been no change in our affairs or that the information in or incorporated by reference in this prospectus supplement or in the accompanying prospectus is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus supplement or the accompanying prospectus, or any future prospectus supplement or free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We and the placement agent are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement outside of the United States.

Unless the context indicates otherwise, references in this prospectus supplement to the “Company,” “Citius Oncology,” “we,” “us” and “our” refer to Citius Oncology, Inc. and its wholly-owned subsidiary Citius Oncology Sub, Inc., taken as a whole. “Citius Pharma” refers to our parent company, Citius Pharmaceuticals, Inc. (Nasdaq: CTR).

LYMPHIRTM is our registered trademark. All other trade names, trademarks and service marks appearing in this prospectus supplement are the property of their respective owners. We have assumed that the reader understands that all such terms are source-indicating. Accordingly, such terms, when first mentioned in this prospectus supplement, appear with the trade name, trademark, or service mark notice and then throughout the remainder of this prospectus supplement without trade name, trademark or service mark notices for convenience only and should not be construed as being used in a descriptive or generic sense.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the placement agent has not, authorized anyone to provide you with information that is different. We and the placement agent take no responsibility for and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or the date of any sale of our securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, plans, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus supplement, including the risks described under “Risk Factors” in this prospectus supplement and in other documents which we file with the Securities and Exchange Commission (“SEC”). In addition, such statements could be affected by risks and uncertainties related to:

●	our independent registered public accounting firm’s report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern;

●	the Company’s need for substantial additional funds, even after completion of this offering, and its ability to raise those funds;

●	the ability of the Company to commercialize LYMPHIR, including covering the costs of licensing payments, product manufacturing and other third-party goods and services;

●	the ability of the Company to recognize the anticipated benefits of the Merger (as defined herein), which may not be realized fully, if at all, or may take longer to realize than expected;

●	our ongoing evaluations of strategic alternatives;

●	the ability of LYMPHIR or any of our future product candidates to impact the quality of life of our target patient populations;

●	the estimated markets for LYMPHIR or any of our future product candidates and the acceptance thereof by any market;

●	our ability to procure cGMP commercial-scale supply;

●	our dependence on third-party suppliers;

●	risks arising from changes in the fields in which LYMPHIR and any of our future product candidates, if approved, may compete;

●	risks relating to the results of research and development activities, including those from our existing and any new pipeline assets;

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●	the ability of the Company to maintain compliance with the continued listing requirements the Nasdaq Stock Market LLC (“Nasdaq”);

●	ability to obtain, perform under and maintain financing and strategic agreements and relationships;

●	the Company’s operating results and financial performance;

●	uncertainties relating to preclinical and clinical testing, approval and commercialization of any future product candidates by the Company;

●	the Company’s ability to manage and grow our business and execution of our business and growth strategies;

●	the competitive environment in the life sciences and biotechnology industry;

●	failure to maintain, protect and defend the Company’s intellectual property rights;

●	changes in government laws and regulations, including laws governing intellectual property, and the enforcement thereof affecting the Company’s business;

●	changes in general economic conditions, geopolitical risk, including as a result of any pandemic or international conflict, including in the Middle East and between Russia and Ukraine;

●	the effect of the transactions on the Company’s business relationships, operating results, and businesses generally;

●	volatility in the price of the Company’s securities due to a variety of factors, including the Company’s inability to implement their business plans or meet or exceed our financial projections;

●	the outcome of any litigation related to or arising out of the Merger, or any adverse developments therein or delays or costs resulting therefrom; and

●	other risks and uncertainties set forth under the section entitled “Risk Factors.”

Any forward-looking statements speak only as of the date on which they are made, and, except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the filing date of this prospectus supplement.

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SUMMARY OF THE PROSPECTUS SUPPLEMENT

This summary highlights certain information about us and this offering contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” beginning on page S-6, and the consolidated financial statements and related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

Citius Oncology, Inc. is a biopharmaceutical company focused on developing and commercializing innovative targeted oncology therapies. Since inception, the Company has been engaged in business planning and research and development. We do not currently generate any revenue. The Company’s lead product candidate is LYMPHIR, an engineered IL-2 diphtheria toxin fusion protein, for the treatment of patients with persistent or recurrent CTCL, a rare form of non-Hodgkin lymphoma. LYMPHIR was approved by the U.S. Food and Drug Administration (the “FDA”) in August 2024. The Company believes there is an attractive and growing market for LYMPHIR, estimated to exceed $400 million, that is underserved by existing treatments.

Corporate Information

On August 23, 2021, Citius Pharmaceuticals, Inc. (“Citius Pharma”), formed Citius Acquisition Corp. (“SpinCo”) as a wholly-owned subsidiary in conjunction with the acquisition of LYMPHIR, but SpinCo did not begin operations until April 2022, when Citius Pharma transferred the assets related to LYMPHIR to SpinCo, including the related license agreement with Eisai Co., Ltd. (“Eisai”) and the related asset purchase agreement with Dr. Reddy’s Laboratories SA, a subsidiary of Dr. Reddy’s Laboratories, Ltd. (collectively, “Dr. Reddy’s”).

On October 23, 2023, Citius Pharma and SpinCo entered into an agreement and plan of merger and reorganization (the “Merger Agreement”) with TenX Keane Acquisition, a Cayman Islands exempted company (“TenX”), and TenX Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of TenX (“Merger Sub”). On August 12, 2024, pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into SpinCo, with SpinCo surviving as a wholly owned subsidiary of TenX (the “Merger”) which was subsequently renamed Citius Oncology Sub. Prior to closing of the Merger (the “Closing”), TenX migrated to and domesticated as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and the Cayman Islands Companies Act (As Revised) (the “Domestication”). As part of the Domestication, TenX changed its name to “Citius Oncology, Inc.” (Nasdaq: CTOR). 10XYZ Holdings was the sponsor (the “Sponsor”), general partner and the sole stockholder of TenX, which was created as a special purpose acquisition company for the purpose of entering into a business combination with one or more business entities. TenX undertook the Merger to accomplish this goal. Joel Mayersohn, one of our directors, was a director of TenX.

Since SpinCo’s inception, Citius Pharma has funded SpinCo and continues to fund Citius Oncology, and Citius Pharma and Citius Oncology are party to an amended and restated shared services agreement (the “A&R Shared Services Agreement”), which governs certain management and scientific services that Citius Pharma provides Citius Oncology.

Our address is 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016 and our telephone is (908) 967-6677. Our website address is www.citiusonc.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not incorporated into this prospectus and our reference to the URL for our website is intended to be an inactive textual reference only.

Recent Developments

Nasdaq Listing

On April 23, 2025, Nasdaq notified the Company that for the preceding 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had a compliance period of 180 calendar days, or until October 20, 2025, to regain compliance with the Bid Price Rule.

On June 26, 2025, the Company received written notice of compliance from the Nasdaq Listing Qualifications Staff stating that for 10 consecutive trading days, from June 6, 2025 to June 24, 2025, the closing bid price of the Company’s common stock has been at $1.00 per share or greater, and accordingly, the Company regained compliance with Nasdaq Listing Rule 5550(a)(2). Nasdaq informed the Company in the compliance notice that it now considered this matter closed.

 July 2025 Financing

On July 17, 2025, the Company sold and issued 6,818,182 shares of common stock and warrants to purchase up to 6,818,182 shares of common stock. The shares and warrants were sold at a combined per unit price of $1.32. The warrants are immediately exercisable, have a term of five years and an exercise price of $1.32 per share. Estimated net proceeds of the offering were approximately $7.44 million, after deducting the placement agent fees and estimated offering expenses payable by the Company.

Maxim Group LLC acted as placement agent for the offering. As compensation for its services, the Company paid the placement agent a cash fee of 7.0% of the aggregate gross proceeds raised in the offering, plus reimbursement of certain expenses up to a maximum of $125,000. Additionally, the Company issued to the placement agent warrants to purchase up to 272,727 shares of common stock, which is equal to 4.0% of the aggregate number of shares sold in the offering. The placement agent warrants have an exercise price of $1.65 per share, are non-exercisable for six months after July 16, 2025, except as permitted under FINRA Rule 5110(e)(2), and expire five years after such date.

Amendment to Promissory Note

In connection with the offering described in this prospectus supplement, on September 10, 2025, the Company and Citius Pharma amended the promissory note, dated August 16, 2024 (the “Note”), issued by the Company to Citius Pharma to provide that the maturity of the Note would be the date at which the Company has closed a series of capital raises that in the aggregate provide gross proceeds of at least $30 million through the issuance of debt or equity securities or the royalty-backed monetization of LYMPHIR™. All other terms of the Note remain the same.

Sources of Industry and Market Data

Where information has been sourced from a third party, the source of such information has been identified. Unless otherwise indicated, the information contained in this prospectus supplement on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

Emerging Growth Company, Smaller Reporting Company and Controlled Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startup Act of 2012 (the “JOBS Act”). Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company” we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404 of SOX, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (United States) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation-related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. We will remain an “emerging growth company” until the earliest of: (a) the fifth anniversary of the first sale of our common equity securities pursuant to an effective registration statement, (b) the last day of the fiscal year in which our annual gross revenues exceed $1.235 billion, (c) the date on which we issue more than $1 billion in nonconvertible debt in a three year period, or (d) if we are deemed to be a “large accelerated filer”, as defined by Rule 12b-2 of the Exchange Act.

To the extent that we continue to qualify as a “smaller reporting company”, as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Additionally, by virtue of the fact that Citius Pharma holds more than 50% of the total voting power of the shares of our capital stock, we also qualify as a “controlled company” within the meaning of the corporate governance standards of the Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our Board consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) we have a nominating/corporate governance committee that is composed entirely of independent directors.

We are not currently relying on certain of these exemptions. To the extent we decide in the future to rely on any of these exemptions, holders of our common stock will not have the same protections afforded to stockholders of companies that are subject to all of the reporting requirements of the SEC and corporate governance requirements of Nasdaq.

The Offering

Shares of common stock offered by us pursuant to this prospectus	5,142,858 shares of common stock on a best-efforts basis.

Public offering price	$1.75 per share of common stock.

Common stock outstanding immediately prior to this offering	78,370,584 shares.

Common stock outstanding immediately after this offering(1)	83,513,442 shares.

Placement Agent Warrants	We will issue to the placement agent, upon closing of this offering, compensation warrants entitling the placement agent to purchase 205,714 shares of common stock, which is equal to 4.0% of the aggregate number of shares of common stock issued in this offering, at an exercise price of $1.92 per share. The Placement Agent’s Warrants may be exercised commencing six months after their issuance and will have a term of five and one-half years after their issuance. The Placement Agent’s Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Concurrent private placement

In a concurrent private placement, we are selling unregistered warrants to purchase 5,142,858 shares of common stock at an exercise price of $1.84 per share, which are exercisable six months after issuance with a term of five and one half years after their issuance date.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $7,480,000 and after deducting discounts and commissions and estimated offering expenses payable by us.

We plan to use the net proceeds we receive from this offering primarily for the commercialization of LYMPHIR, including milestone, royalty or other payments we are required to make pursuant to current license agreements, and working capital and general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Lock-up agreements	We have agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or file any registration statement or any amendment or supplement thereto, other than filing a registration statement on Form S-8 in connection with any employee benefit plan, for a period of 65 days after the closing date of this offering. Our directors and officers have agreed with the placement agent not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into our common stock for a period of 180 days from the date of this prospectus supplement without the prior written consent of the placement agent. See “Plan of Distribution” on page S-13 of this prospectus supplement.

Risk factors	An investment in our securities is highly speculative and involves substantial risk. Please carefully consider the risks described under the heading “Risk Factors” on page S-6 and other information included elsewhere in this prospectus supplement and the accompanying prospectus before deciding to invest in the securities offered hereby. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial might also impair our business and operations.

Nasdaq Capital Market Symbol	Our common stock is listed on Nasdaq under the symbol “CTOR”.

(1)	The number of shares of common stock to be outstanding after this offering is based on 78,370,584 shares of common stock outstanding as of August 31, 2025, and excludes:

●	warrants to purchase 6,818,182 shares of common stock issued on July 17, 2025, with an exercise price of $1.32 per share;

●	placement agent warrants to purchase 272,727 shares of common stock issued on July 17, 2025, with an exercise price of $1.65;

●	options to purchase an aggregate of 18,500,000 shares of our common stock issued to our employees, directors and consultants under our 2023 Omnibus Stock Incentive Plan and 2024 Omnibus Stock Incentive Plan (collectively, the “Plans”); and

●	11,500,000 shares of common stock available for future grants under the Plans.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing any securities you should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended September 30, 2024, as filed with SEC on December 27, 2024, as amended on January 27, 2025, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on May 14, 2025, which are incorporated in this prospectus supplement by reference in their entirety, as well as in the accompanying prospectus or any related free writing prospectus hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. Please also refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Common Stock and this Offering

There is substantial doubt about our ability to continue as a going concern.

As of June 30, 2025, after giving effect to the July 17, 2025, financing, we estimated that we had sufficient capital to continue our operations through September 2025. You should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation.

The Company has generated no operating revenue to date and has principally raised capital through the issuance of debt and equity instruments to finance its operations. However, the Company’s continued operations beyond September 2025, including its commercialization of LYMPHIR, will depend on its ability to successfully launch LYMPHIR and generate substantial revenue from the sale of LYMPHIR and on its ability to raise additional capital through various potential sources, such as equity and/or debt financings, strategic relationships, or out-licensing of its product candidates. However, the Company can provide no assurances on the approval, commercialization, or future sales of LYMPHIR or that financing or strategic relationships will be available on acceptable terms, or at all. If the Company is unable to raise sufficient capital, find strategic partners or generate substantial revenue from the sale of LYMPHIR, there would be a material adverse effect on its business. Further, the Company expects in the future to incur additional expenses as it continues to develop LYMPHIR and its other product candidates, including seeking regulatory approval, and protecting its intellectual property.

 Future sales of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Subject to certain exceptions, the amended and restated registration rights agreement entered into in connection with the Merger (the “A&R Registration Rights Agreement”) provided for certain restrictions on transfer with respect to the securities of the Company, including shares held by 10XYZ Holdings, LP, the sponsor of TenX, and securities held by certain directors and officers of the Company and Citius Pharma. Such restrictions expired February 9, 2025, subject to certain exceptions. Following the expiration of the lock-up period, such equity holders are not restricted from selling or distributing shares of common stock held by them, other than by applicable securities laws.

Further, because we are not expected to generate revenue in the near future, we will need to continue to raise capital through one or more equity financings in order to continue commercializing LYMPHIR and developing our other product candidates. As such, sales of a substantial number of shares of common stock and/or securities convertible into common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the common stock.

You may experience dilution of your ownership interests because of the future issuance of additional shares of common stock or securities convertible into common stock.

The offering price of the shares of our common stock is substantially higher than the as adjusted net tangible book value per share of our common stock. Investors purchasing securities in this offering will pay a price per share of common stock that substantially exceeds the as adjusted book value of our tangible assets after subtracting our liabilities. As a result, investors purchasing securities in this offering will incur immediate dilution of $2.062 per share of common stock, based on the public offering price of $1.75 per share of common stock. As a result of the dilution to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation.

Further, for the foreseeable future, to finance our operations, including possible acquisitions or strategic transactions, we expect to issue equity securities, resulting in the dilution of the ownership interests of the present stockholders. The Company is currently authorized to issue an aggregate of 400,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 78,370,584 shares of common stock are outstanding as of August 31, 2025. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in financings as well as in connection with hiring or retaining employees, or for other business purposes. The future issuance of any such additional shares of common stock or common stock equivalents may create downward pressure on the trading price of the common stock.

Substantial sales of our common stock may occur in connection with the potential distribution of shares by Citius Pharma, which could cause our stock price to decline.

Citius Pharma has stated its intention to effect a pro rata distribution of the common stock it holds in Citius Oncology to Citius Pharma stockholders. Prior to this offering, approximately 84.2% of our outstanding shares of common stock are owned by Citius Pharma. The timeline and details with respect to such distribution have not been announced. Stockholders receiving shares of our common stock in such distribution may be able to sell those shares immediately in the public market. Although we have no actual knowledge of any plan or intention of any significant Citius Pharma stockholder to sell our common stock following the potential distribution, it is likely that some Citius Pharma stockholders, possibly including some of its larger stockholders, would sell their shares of our common stock received in the potential distribution if we do not fit their investment objectives or in order to cover the related tax liability. The sales of significant amounts of our common stock or the perception in the market that this will occur may decrease the market price of our common stock and increase the volatility of our common stock.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $7,480,000 million based on the sale of 5,142,858 shares of common stock at an offering price of $1.75 per share of common stock, after deducting the placement agent fees and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering to commercialize LYMPHIR, including milestone, royalty or other payments we are required to make pursuant to current license agreements, and for working capital and general corporate purposes.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will retain broad discretion over the allocation of the net proceeds of this offering. Pending the uses described above, we plan to invest the net proceeds from this offering in corporate savings accounts with top tier commercial banks, short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

PRIVATE PLACEMENT OF WARRANTS

Concurrently with the closing of the sale of shares of common stock in this offering, we also expect to issue and sell to the investors Warrants to purchase an aggregate of up to 5,142,858 shares of our common stock, with an exercise price equal to $1.84 per share.

The following summary of certain terms and provisions of the Warrants.

●	Duration and Exercise Price. The exercise price per share of our common stock purchasable upon the exercise of the Warrants is $1.84 per share. The Warrants will be exercisable six months after issuance. The Warrants will expire five and one-half years from their issuance. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

●	Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, not to exceed 9.99%, provided that any increase will not be effective until the 61st day after such election.

●	Cashless Exercise. If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment of the aggregate exercise price of the Warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants.

●	Fundamental Transaction. In the event of a fundamental transaction, as described in the form of Warrant, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another entity, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Alternately, with, or within 30 days after, the consummation of a fundamental transaction, a holder may elect to have the Company purchase the Warrant by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Warrant) of the remaining unexercised portion of the Warrant, subject to certain exceptions.

The Warrants will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investors may exercise those Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of June 30, 2025:

●	on an actual basis;

●	on an as adjusted basis to give effect to the issuance and sale of 6,818,182 shares of our common stock on July 17, 2025, that resulted in net proceeds of $7,440,000, after deducting underwriting discounts and commissions and estimated offering expenses payable by us; and

●	on an as adjusted basis to give effect to the issuance and sale of 5,142,858 shares of our common stock at the offering price of $1.75 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes for the quarter ended June 30, 2025, and for the fiscal year ended September 30, 2024, which are incorporated by reference in this prospectus.

	Actual	As Adjusted for July 17, 2025 Financing	As Adjusted for this Offering
Cash and Cash Equivalents:	$112	$7,440,112	$14,920,113

Stockholders’ Equity:
Preferred stock - $0.0001 par value; 10,000,000 shares authorized: no shares issued and outstanding	-	-	-
Common stock - $0.0001 par value; 400,000,000 shares authorized; 71,552,402 shares issued and outstanding at June 30, 2025	7,155	7,837	8,351
Additional paid-in capital	91,434,058	98,873,376	106,352,863
Accumulated deficit	(59,043,300)	(59,043,300)	(59,043,300)
Total Stockholders’ Equity:	$32,397,913	$39,837,913	$47,317,914

The number of shares of common stock to be outstanding after this offering is based on 78,370,584 shares of common stock outstanding as of August 31, 2025, and excludes:

●	warrants to purchase 6,818,182 shares of common stock issued on July 17, 2025, with an exercise price of $1.32 per share;

●	placement agent warrants to purchase 272,727 shares of common stock issued on July 17, 2025, with an exercise price of $1.65;

●	options to purchase an aggregate of 18,500,000 shares of our common stock issued to our employees, directors and consultants under the Plans; and

●	11,500,000 shares of common stock available for future grants under the Plans.

DILUTION

If you purchase securities in this offering, you will experience dilution to the extent of the difference between the offering price per share of common stock in this offering and the net tangible book value per share of our common stock after this offering.

Our net tangible book value on June 30, 2025, was $(41,002,087) or $(0.573) per share of our common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale on July 17, 2025, of 6,818,228 shares of common stock, and after deducting the placement agent fees, and estimated offering expenses payable by us in that financing, our as adjusted net tangible book value as of June 30, 2025, would have been approximately $(33,562,087) or approximately $(0.428) per share.

After giving effect to the sale in this offering of 5,142,858 shares of common stock at the offering price of $1.75 per share of common stock, and after deducting the placement agent fees, and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025, would have been approximately $(26,082,086) or approximately $(0.312) per share. This represents an immediate increase in net tangible book value of $0.116 per share to existing stockholders and immediate dilution in net tangible book value of $2.062 per share to new investors purchasing our securities in this offering at the offering price per share. The following table illustrates this dilution on a per share basis:

	As Adjusted for July 17, 2025 Financing		As Adjusted for this Offering
Offering price per share of common stock		$1.32	$1.75

Net tangible book value per share of common stock as of June 30, 2025		$(0.573)	$(0.428)
Increase in net tangible book value per share attributable to new investors purchasing our securities in this offering		$0.145	$0.116
As adjusted net tangible book value per share as of June 30, 2025, after giving effect to the offering		$(0.428)	$(0.312)

Dilution in net tangible book value per share to new investors purchasing our securities in this offering	$	n/a	$2.062

The number of shares of common stock to be outstanding after this offering is based on 71,552,402 shares of common stock outstanding as of August 31, 2025, and excludes:

●	warrants to purchase 6,818,182 shares of common stock issued on July 17, 2025, with an exercise price of $1.32 per share;

●	placement agent warrants to purchase 272,727 shares of common stock issued on July 17, 2025, with an exercise price of $1.65;

●	options to purchase an aggregate of 18,500,000 shares of our common stock issued to our employees, directors and consultants under the Plans; and

●	11,500,000 shares of common stock available for future grants under the Plans.

To the extent that our outstanding options are exercised, or we raise additional capital through the sale of additional equity, the issuance of any of our shares of common stock could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES THAT WE ARE OFFERING

We are offering shares of our common stock under this prospectus supplement and the accompanying prospectus.

Common Stock

See “Description of Our Capital Stock - Common Stock” beginning on page 7 of the accompanying prospectus.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated as of September 9, 2025, we have engaged Maxim Capital LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus on a reasonable best-efforts basis. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations are subject to the conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about September 10, 2025. There is no minimum number of securities or amount of proceeds that is a condition to closing of this offering.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 7.0% of the aggregate gross proceeds to us from the sale of the securities in the offering. We have agreed to reimburse Maxim for its out-of-pocket accountable expenses, including Maxim’s legal fees, for up to $100,000, in connection with the offering. We estimate that the total expenses of the offering, including filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $890,000, all of which are payable by us.

The following table shows the offering price, placement agent fees and proceeds, before expenses, to us, assuming the purchase of all the securities we are offering.

Per Share
Offering price	$1.75
Placement Agent fees	$0.123
Proceeds to us, before expenses	$1.627

Placement Agent Warrants

We have agreed to issue to the placement agent (or its permitted assignees) warrants to purchase up to a total of 205,714 shares of common stock, which represents 4.0% of the shares of common stock (or Pre-Funded Warrants in lieu thereof) sold in the offering. The Placement Agent Warrant may be exercised commencing six months after their issuance and will have a term of five and one-half years after their issuance and an exercise price per share equal to 110% of the offering price per share. Pursuant to FINRA Rule 5110(g), the Placement Agent Warrant and any shares issued upon exercise of the Placement Agent Warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period. The Placement Agent Warrant will provide for cashless exercise. The Placement Agent Warrants will contain provisions for one demand registration of the sale of the underlying shares of common stock at our expense, an additional demand registration at the warrant holders’ expense, and unlimited “piggyback” registration rights for a period of five and one-half years after the effective date of this prospectus at our expense.

Determination of Offering Price

The offering price has been negotiated between us, the placement agent and the investors. In determining the offering price of the securities, the following factors were considered:

●	prevailing market conditions;

●	our historical performance and capital structure;

●	estimates of our business potential and earnings prospects;

●	an overall assessment of our management; and

●	the consideration of these factors in relation to market valuation of companies in related business.

Lock-Up Agreements

We have agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or file any registration statement or any amendment or supplement thereto, other than filing a registration statement on Form S-8 in connection with any employee benefit plan for a period of 65 days after the closing date of this offering.

Each of our officers, directors and holders of 5% of more of our outstanding Common Stock have agreed to enter into customary “lock-up” agreements in favor of Maxim pursuant to which such persons and entities have agreed, for a period of 180 days after this offering is completed, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without Maxim’s prior written consent. In addition, for a period of three months after this offering is completed, we have agreed to not issue any securities pursuant to the Plans or upon the exercise of any currently outstanding options and each of our officers and directors have agreed to not exercise any currently outstanding options, in each case without Maxim’s consent.

Maxim may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Securities Issuance Standstill

We have agreed that for a period of up to 180 days from the closing of this offering that we will not (i) effect or enter into an agreement to effect any issuance of common stock or common stock equivalents involving a Variable Rate Transaction, as defined in the securities purchase agreement in connection with this offering, or (ii) enter into, or effect a transaction under an equity line of credit or an “at-the-market offering”, whereby we may issue securities at a future determined price.

Alternative Transaction

If, at any time until October 13, 2025, we decide to proceed with any public or private equity, equity-linked, convertible or debt transaction, (excluding debt from non-U.S. capital markets, commercial bank debt or lease transactions), Maxim will act as our exclusive underwriter, book running manager or placement agent with respect to such alternative transaction.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Other Relationships

Maxim has engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Maxim acted as our mergers & acquisitions advisor in connection with the Merger we consummated in August 2024 and received a combination of shares of common stock and cash compensation in connection with such transaction. In July 2025, Maxim acted as the placement agent for our public offering of common stock and warrants for which we paid them a fee of $630,000 and reimbursed them for $125,000 of expenses. Except as disclosed in this prospectus, we have no present arrangements with Maxim for any further services.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent or a selected dealer is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Wyrick Robbins Yates & Ponton LLP has passed upon the validity of the securities offered by this prospectus supplement and certain other legal matters related to this prospectus. The Crone Law Group P.C. is acting as counsel for Maxim in this offering.

EXPERTS

The financial statements of Citius Oncology, Inc. appearing in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as amended on January 27, 2025, have been included herein by reference in reliance on the report of Wolf & Company, P.C., independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or incorporated by reference herein and therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front page of this prospectus supplement and the accompanying prospectus, respectively, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and reference is made to the actual documents for complete information. Copies of all or any part of the registration statement, including the documents incorporated in therein by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents we are incorporating by reference into this prospectus supplement are:

●	the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC pursuant to Section 13 of the Exchange Act on December 27, 2024, as amended on January 27, 2025;

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC pursuant to Section 13 of the Exchange Act on December 27, 2024, as amended on January 27, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, filed with the SEC pursuant to Section 13 of the Exchange Act on February 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC pursuant to Section 13 of the Exchange Act on May 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC pursuant to Section 13 of the Exchange Act on August 12, 2025; and

●	our Current Reports on Form 8-K, filed with the SEC pursuant to Section 13 of the Exchange Act on January 6, January 7, February 6, February 14, April 3, April 25, June 17, June 27, July 18, and August 18, 2025.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement, provided that that we are not incorporating by reference any information furnished to, but not filed with, the SEC.

Any statement contained in this prospectus supplement and the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in the registration statement and this prospectus supplement and the accompanying prospectus, including exhibits to these documents. You should direct any requests for documents to Citius Oncology, Inc., Attention: Secretary, 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016, (908) 967-6677.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PRELIMINARY PROSPECTUS

$200,000,000

Common stock
Preferred Stock
Debt Securities
Warrants
Units and/or
Rights

We may offer and sell from time to time up to $200,000,000 of our shares of common stock, shares of preferred stock, debt securities, warrants, rights to purchase common stock, preferred stock, debt securities or units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering.

This prospectus provides you with a general description of the securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find Additional Information” and “Incorporation of Documents by Reference”, before you invest in our securities.

The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus is $57,931,780, based on 12,299,741 shares of outstanding common stock held by non-affiliates as of August 27, 2025, and a per share price of $4.71, the closing sale price of our common stock on July 7, 2025 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a primary public offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in the twelve-month period prior to the date of the sale of any such securities, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million.

We are an “emerging growth company” under the federal securities laws and, as such, we are subject to reduced public company disclosure standards.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, to read about factors you should consider before investing in our securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CTOR”. The last reported sale price of our common stock on August 27, 2025 was $2.09 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a shelf registration process. Under this shelf registration process, we may offer shares of our common stock, shares of our preferred stock, debt securities, warrants for such securities, rights for such securities or units consisting of a combination of any such securities, in one or more offerings, up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to any offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements and any related free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement or any related free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and any related free writing prospectus and the documents incorporated by reference herein and therein, will include material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, the information and documents incorporated herein and therein by reference and the additional information under the heading “Where You Can Find Additional Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated herein and therein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any related free writing prospectus or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

To the extent there are inconsistencies between this prospectus, any prospectus supplement and any related free writing prospectus and any documents incorporated by reference, the document with the most recent date will control.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF OUR SECURITIES, UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Unless the context otherwise requires, we use the terms “the Company”, “our company”, “we”, “us”, and “our” in this prospectus to refer to the consolidated operations of Citius Oncology, Inc. and its consolidated subsidiaries as a whole.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, plans, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in other documents which we file with the Securities and Exchange Commission (“SEC”). In addition, such statements could be affected by risks and uncertainties related to:

●	our independent registered public accounting firm’s report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern;

●	the Company’s need for substantial additional funds, even after completion of this offering, and its ability to raise those funds;

●	the ability of the Company to commercialize LYMPHIR, including covering the costs of licensing payments, product manufacturing and other third-party goods and services;

●	the ability of the Company to recognize the anticipated benefits of the Merger (as defined herein), which may not be realized fully, if at all, or may take longer to realize than expected;

●	our ongoing evaluations of strategic alternatives;

●	the ability of LYMPHIR or any of our future product candidates to impact the quality of life of our target patient populations;

●	the estimated markets for LYMPHIR or any of our future product candidates and the acceptance thereof by any market;

●	our ability to procure cGMP commercial-scale supply;

●	our dependence on third-party suppliers;

●	risks arising from changes in the fields in which LYMPHIR and any of our future product candidates, if approved, may compete;

●	risks relating to the results of research and development activities, including those from our existing and any new pipeline assets;

●	the ability of the Company to maintain compliance with the continued listing requirements the Nasdaq Stock Market LLC (“Nasdaq”);

●	ability to obtain, perform under and maintain financing and strategic agreements and relationships;

●	the Company’s operating results and financial performance;

●	uncertainties relating to preclinical and clinical testing, approval and commercialization of any future product candidates by the Company;

●	the Company’s ability to manage and grow our business and execution of our business and growth strategies;

●	the competitive environment in the life sciences and biotechnology industry;

●	failure to maintain, protect and defend the Company’s intellectual property rights;

●	changes in government laws and regulations, including laws governing intellectual property, and the enforcement thereof affecting the Company’s business;

●	changes in general economic conditions, geopolitical risk, including as a result of any pandemic or international conflict, including in the Middle East and between Russia and Ukraine;

●	the effect of the transactions on the Company’s business relationships, operating results, and businesses generally;

●	volatility in the price of the Company’s securities due to a variety of factors, including the Company’s inability to implement their business plans or meet or exceed our financial projections;

●	the outcome of any litigation related to or arising out of the Merger, or any adverse developments therein or delays or costs resulting therefrom; and

●	other risks and uncertainties set forth under the section entitled “Risk Factors.”

Any forward-looking statements speak only as of the date on which they are made, and, except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the filing date of this prospectus.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

THE COMPANY

Overview

Citius Oncology, Inc. is a biopharmaceutical company focused on developing and commercializing innovative targeted oncology therapies. Since inception, the Company has been engaged in business planning and research and development. We do not currently generate any revenue. The Company’s lead product candidate is LYMPHIR, an engineered IL-2 diphtheria toxin fusion protein, for the treatment of patients with persistent or recurrent CTCL, a rare form of non-Hodgkin lymphoma. LYMPHIR was approved by the U.S. Food and Drug Administration (the “FDA”) in August 2024. The Company believes there is an attractive and growing market for LYMPHIR, estimated to exceed $400 million, that is underserved by existing treatments.

Corporate Information

On August 23, 2021, Citius Pharmaceuticals, Inc. (“Citius Pharma”), formed Citius Acquisition Corp. (“SpinCo”) as a wholly-owned subsidiary in conjunction with the acquisition of LYMPHIR, but SpinCo did not begin operations until April 2022, when Citius Pharma transferred the assets related to LYMPHIR to SpinCo, including the related license agreement with Eisai Co., Ltd. (“Eisai”) and the related asset purchase agreement with Dr. Reddy’s Laboratories SA, a subsidiary of Dr. Reddy’s Laboratories, Ltd. (collectively, “Dr. Reddy’s”).

On October 23, 2023, Citius Pharma and SpinCo entered into an agreement and plan of merger and reorganization (the “Merger Agreement”) with TenX Keane Acquisition, a Cayman Islands exempted company (“TenX”), and TenX Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of TenX (“Merger Sub”). On August 12, 2024, pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into SpinCo, with SpinCo surviving as a wholly owned subsidiary of TenX (the “Merger”) which was subsequently renamed Citius Oncology Sub. Prior to closing of the Merger (the “Closing”), TenX migrated to and domesticated as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and the Cayman Islands Companies Act (As Revised) (the “Domestication”). As part of the Domestication, TenX changed its name to “Citius Oncology, Inc.” (Nasdaq: CTOR). 10XYZ Holdings was the sponsor (the “Sponsor”), general partner and the sole stockholder of TenX, which was created as a special purpose acquisition company for the purpose of entering into a business combination with one or more business entities. TenX undertook the Merger to accomplish this goal. Joel Mayersohn, one of our directors, was a director of TenX.

Since SpinCo’s inception, Citius Pharma has funded SpinCo and continues to fund Citius Oncology, and Citius Pharma and Citius Oncology are party to an amended and restated shared services agreement (the “A&R Shared Services Agreement”), which governs certain management and scientific services that Citius Pharma provides Citius Oncology.

Our address is 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016 and our telephone is (908) 967-6677. Our website address is www.citiusonc.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not incorporated into this prospectus and our reference to the URL for our website is intended to be an inactive textual reference only.

Recent Developments

Nasdaq Listing

On April 23, 2025, The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that for the preceding 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had a compliance period of 180 calendar days, or until October 20, 2025, to regain compliance with the Bid Price Rule.

On June 26, 2025, the Company received written notice of compliance from the Nasdaq Listing Qualifications Staff stating that for 10 consecutive trading days, from June 6, 2025 to June 24, 2025, the closing bid price of the Company’s common stock has been at $1.00 per share or greater, and accordingly, the Company regained compliance with Nasdaq Listing Rule 5550(a)(2). Nasdaq informed the Company in the compliance notice that it now considered this matter closed.

July 2025 Financing

On July 17, 2025, the Company sold and issued 6,818,182 shares of common stock and warrants to purchase up to 6,818,182 shares of common stock. The shares and warrants were sold at a combined per unit price of $1.32. The warrants are immediately exercisable, have a term of five years and an exercise price of $1.32 per share. Estimated net proceeds of the offering were approximately $7.44 million, after deducting the placement agent fees and estimated offering expenses payable by the Company.

Maxim Group LLC acted as placement agent for the offering. As compensation for its services, the Company paid the placement agent a cash fee of 7.0% of the aggregate gross proceeds raised in the offering, plus reimbursement of certain expenses up to a maximum of $125,000. Additionally, the Company issued to the placement agent warrants to purchase up to 272,727 shares of common stock, which is equal to 4.0% of the aggregate number of shares sold in the offering. The placement agent warrants have an exercise price of $1.65 per share, are non-exercisable for six months after July 16, 2025, except as permitted under FINRA Rule 5110(e)(2), and expire five and one-half years after such date.

Sources of Industry and Market Data

Where information has been sourced from a third party, the source of such information has been identified. Unless otherwise indicated, the information contained in this prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

Emerging Growth Company, Smaller Reporting Company and Controlled Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startup Act of 2012 (the “JOBS Act”). Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company” we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404 of SOX, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (United States) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation-related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. We will remain an “emerging growth company” until the earliest of: (a) the fifth anniversary of the first sale of our common equity securities pursuant to an effective registration statement, (b) the last day of the fiscal year in which our annual gross revenues exceed $1.235 billion, (c) the date on which we issue more than $1 billion in nonconvertible debt in a three year period, or (d) if we are deemed to be a “large accelerated filer”, as defined by Rule 12b-2 of the Exchange Act.

To the extent that we continue to qualify as a “smaller reporting company”, as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Additionally, by virtue of the fact that Citius Pharma holds more than 50% of the total voting power of the shares of our capital stock, we also qualify as a “controlled company” within the meaning of the corporate governance standards of the Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our Board consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) we have a nominating/corporate governance committee that is composed entirely of independent directors.

We are not currently relying on certain of these exemptions. To the extent we decide in the future to rely on any of these exemptions, holders of our common stock will not have the same protections afforded to stockholders of companies that are subject to all of the reporting requirements of the SEC and corporate governance requirements of Nasdaq.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing any securities you should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended September 30, 2024, as filed with SEC on December 27, 2024, as amended on January 27, 2025, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on May 14, 2025, which are incorporated in this prospectus by reference in their entirety, as well as in any prospectus supplement or any related free writing prospectus hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. Please also refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes, including for the commercialization of LYMPHIR, including milestone, royalty or other payments we are required to make pursuant to current license agreements, and working capital and general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of any net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds and use of proceeds, if any, we will receive from the sale;

●	any public offering price;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities that may be offered.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our capital stock as of the date of this prospectus. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our Certificate of Incorporation and our Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, and to the provisions of applicable Delaware law.

General

Our authorized capital stock consists of 410,000,000 shares, par value $0.0001, of which 400,000,000 are common stock, of which 78,370,584 shares were issued and outstanding as of August 31, 2025, and of which 10,000,000 shares are preferred stock, none of which are issued and outstanding.

Our preferred stock and/or common stock may be issued from time to time without prior approval by our stockholders. Our preferred stock and/or common stock may be issued for such consideration as may be fixed from time to time by our Board.

Common Stock

We are authorized to issue 400,000,000 shares of common stock, $0.0001 par value. All of the outstanding shares of our common stock are fully paid and non-assessable. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our stockholders. Our common stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. The holders of our common stock are not entitled to cumulative voting for election of the Board.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor, as well as any distributions to the security holders. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities.

The rights, preferences and privileges of the holders of common stock are subject to, and might be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value. Our Board of Directors is authorized, without stockholder approval, to cause us to issue, from our authorized but unissued shares of preferred stock, one or more series of preferred stock, to establish from time to time the number of shares to be included in each such series, as well as to fix the designation and any preferences, conversion and other rights and limitations of such series. These rights and limitations may include voting powers, limitations as to dividends, and qualifications and terms and conditions of redemption of the shares of each such series.

Warrants

As of August 31, 2025, we had outstanding warrants to purchase up to an aggregate of 7,090,909 shares of common stock. Of these, warrants to purchase an aggregate of 6,818,182 shares of common stock have an exercise price of $1.32 per share and will expire on July 17, 2030. The remaining 272,727 warrants to purchase shares of common stock have an exercise price of $1.65 per share, are non-exercisable until January 15, 2026, except as permitted under FINRA Rule 5110(e)(2), and expire on January 15, 2031. The exercise price of the warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. If, at the time a warrant holder exercises its warrants, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment of the aggregate exercise price of the warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Anti-Takeover effects of Delaware law and the Company’s Certificate of Incorporation and Bylaws

Some provisions of Delaware law, our Certificate of Incorporation and Bylaws contain provisions that could make the following transactions more difficult: an acquisition of the Company by means of a tender offer; an acquisition of the Company by means of a proxy contest or otherwise; or the removal of the Company’s incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the Company’s best interests, including transactions which provide for payment of a premium over the market price for the Company’s shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

 Authorized but Unissued Shares

The Certificate of Incorporation provides for authorized but unissued shares of common stock and preferred stock for future issuance without stockholder approval, subject to rules of the securities exchange on which the common stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The Board has the authority in its discretion to establish the rights, preferences and privileges of any preferred stock to be issued. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of common stock by means of a proxy contest, tender offer, merger or otherwise.

Stockholder meetings

The Certificate of Incorporation provides that if Citius Pharmaceuticals, Inc., which holds approximately 84.3% of the voting power of the Company, ceases to beneficially own more than 50% of the voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors (the “Trigger Event,”), a special meeting of stockholders may be called only by the Board, chair of the Board, or the chief executive officer.

Requirements for advance notification of stockholder nominations and proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.

Elimination of stockholder action by written consent

The Certificate of Incorporation expressly eliminates the right of the stockholders to act by written consent after the Trigger Event. After the Trigger Event, stockholder action must take place at the annual or a special meeting of stockholders.

Staggered Board

The Certificate of Incorporation provides that the Board is divided into three classes. The directors in each class will serve for a three-year term, with one class being elected each year by the stockholders. This system of electing directors may discourage a third party from attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of directors

The Certificate of Incorporation provides that after the Trigger Event, no member of the Board may be removed from office except for cause and, in addition to any other vote required by law, upon the approval of not less than two-thirds of the total voting power of all of the Company’s outstanding voting stock then entitled to vote in the election of directors.

Stockholders not entitled to cumulative voting

The Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of Common stock who are entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of the Company’s preferred stock, if any, may be entitled to elect.

Delaware anti-takeover statute

Until the occurrence of the Trigger Event, the Certificate of Incorporation provides that the Company is not subject to Section 203 of the Delaware General Corporation Law (“DGCL”), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, the Company is not subject to effects of Section 203 until the occurrence of the Trigger Event.

Exclusive Forum

Unless the Company consents in writing to the selection of an alternative forum, the Certificate of Incorporation provides that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, shall, to the fullest extent permitted by law, be the sole and exclusive forum for:

●	any derivative action or proceeding brought on behalf of the Company,

●	any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Company to the Company or its stockholders,

●	any action asserting a claim against the Company or any current or former director, officer, employee or stockholder of the Company arising pursuant to any provision of the DGCL or of the Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time),

●	any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws (each as may be amended from time to time, including any right, obligation or remedy thereunder),

●	any action or proceeding asserting a claim against the Company or any current or former director, officer, employee or stockholder of the Company as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, or

●	any action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL.

The exclusive forum provision does not apply to claims arising under the Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

The Certificate of Incorporation and the Bylaws further provide that, unless Company consents in writing to the selection of an alternative forum, the federal district courts of the U.S. are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act of 1933, as amended, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Amendment of Certificate of Incorporation provisions

The provisions of Delaware law, the Certificate of Incorporation and the Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of Common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of the Board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

The Certificate of Incorporation provides that, after the Trigger Event, the affirmative vote of the holders of at least two-thirds of the total voting power of the Company’s outstanding shares entitled to vote thereon, voting as a single class, is required to amend certain provisions relating to related to the Board, written consent of stockholders in lieu of a meeting, special meetings of stockholders, limitation on liability, corporate opportunities and competition, exclusive forum, Section 203 of the DGCL and amendments.

Amendment of Bylaws

The Certificate of Incorporation and Bylaws provide that after the Trigger Event, the Bylaws may only be amended by the Board or by the affirmative vote of holders of at least two-thirds of the total voting power of the Company’s outstanding shares entitled to vote thereon, voting as a single class. Additionally, the Certificate of Incorporation will provide that the Bylaws may be adopted, amended, altered or repealed by the Board.

Transfer Agent and Registrar

The transfer agent and registrar for Common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Ave, Brooklyn, NY 11219.

The Nasdaq Capital Market Listing

The common stock is listed on the Nasdaq Capital Market under the symbol “CTOR”.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions as follows and will be filed, along with a form of warrant certificate, as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if warrant holders may not continuously exercise the warrants throughout that period, the specific date or dates on which the warrant holders may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock or preferred stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Each warrant will entitle the holder of the warrant to purchase for cash, or, if applicable, via net exercise, an amount of securities at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

●	the maturity date;

●	the principal amount due at maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

●	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

●	the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

●	information describing any book-entry features;

●	any provisions for payment of additional amounts for taxes;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	events of default;

●	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

●	the form of debt security and how it may be exchanged and transferred;

●	description of the indenture trustee and paying agent, and the method of payments; and

●	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

●	does not limit the amount of debt securities that we may issue;

●	allows us to issue debt securities in one or more series;

●	does not require us to issue all of the debt securities of a series at the same time;

●	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

●	provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF THE UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, warrants, or rights in any combination and in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may choose to evidence each series of units by unit certificates that we would issue under separate agreements. If we choose to evidence the units by unit certificates, we will enter into unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement related to the particular series of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

DESCRIPTION OF THE RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

●	the title and aggregate number of the rights;

●	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

●	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

●	the number or a formula for the determination of the number of the rights issued to each stockholder;

●	the extent to which the rights are transferable;

●	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

●	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

●	in the case of rights to purchase units, the type and number of securities comprising the units, and the number of units purchasable upon exercise of one right;

●	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

●	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

●	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

●	the terms of any rights to redeem or call the rights;

●	information with respect to book-entry procedures, if any;

●	the terms of the securities issuable upon exercise of the rights;

●	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

●	if applicable, a discussion of material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement and rights certificate that describe the terms of the rights we are offering before the issuance of rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a rights certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders, to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as described in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The financial statements of Citius Oncology, Inc. appearing in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as amended on January 27, 2025, have been included herein by reference in reliance on the report of Wolf & Company, P.C., independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus and any applicable accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus and any applicable accompanying prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus and any applicable accompanying prospectus. Statements in this prospectus and any applicable accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and reference is made to the actual documents for complete information. Copies of all or any part of the registration statement, including the documents incorporated in therein by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents we are incorporating by reference into this prospectus are:

●	the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC pursuant to Section 13 of the Exchange Act on December 27, 2024, as amended on January 27, 2025;

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC pursuant to Section 13 of the Exchange Act on December 27, 2024, as amended on January 27, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, filed with the SEC pursuant to Section 13 of the Exchange Act on February 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC pursuant to Section 13 of the Exchange Act on May 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC pursuant to Section 13 of the Exchange Act on August 12, 2025; and

●	our Current Reports on Form 8-K, filed with the SEC pursuant to Section 13 of the Exchange Act on January 6, January 7, February 6, February 14, April 3, April 25, June 17, June 27, July 18, and August 18, 2025.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus, provided that that we are not incorporating by reference any information furnished to, but not filed with, the SEC.

Any statement contained in this prospectus and any applicable accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus and any applicable accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus and any applicable accompanying prospectus to the extent that a statement contained in this prospectus and any applicable accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus and any applicable accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any applicable accompanying prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in the registration statement and this prospectus, including exhibits to these documents. You should direct any requests for documents to Citius Oncology, Inc., Attention: Secretary, 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016, (908) 967-6677.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any applicable accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus and any applicable accompanying prospectus or incorporated by reference in this prospectus and any applicable accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

5,142,858 Shares of Common Stock

Citius Oncology, Inc.

PROSPECTUS SUPPLEMENT

Maxim Group LLC

The date of this prospectus supplement is September 9, 2025.